GROUND LEASE WITH OPTION TO PURCHASE

This Ground Lease with an Option to Purchase (The “Agreement”) is entered into effective June 30, 2025 (the “Effective Date”). by and between Wild Mustang Ventures   a Wyoming Limited Liability Corporation or his assigns, a resident of the State of Florida, (“Landlord”) and BluSky AI Inc. (“Tenant”) a Nevada corporation.

NOW, THEREFORE, in consideration of the premises and the mutual covenants set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

ARTICLE 1
GENERAL TERMS

Section 1.1“Land” means the real property described in Exhibit A, consisting of about  51.6 acres located in Milford, Utah, together with all appurtenant easements and rights-of-way.

Section 1.2“Landlord’s Property” means the Land and other real property owned by Landlord or its affiliates in or around Milford, Utah, together with all fixtures, buildings, structures and other improvements thereon.

Section 1.3“Term” means the period beginning on July 1, 2025 (“Commencement Date”) and ending on July 1, 2027. (the “Initial Term”).

Section 1.4“Lease Extension” means if Tenant has not exercised the Purchase Option (defined below) at least 30 days prior to expiration, the Lease shall automatically extend for two successive one-year periods under the same terms and conditions until the Purchase Option is exercised or the Lease is otherwise terminated.

Section 1.5“Additional Rent” means all amounts accrued under this Lease other than (a) Base Rent, and (b) those payments made pursuant to Tenant’s option to purchase.

Section 1.6“Allowed Use” means data center construction, data center services, and such other activities ancillary to or  related to the same, subject to and consistent with applicable industry standards and controlling federal, state, and local statutes, codes, regulations, ordinances, rules, permits, executive orders, final, non-appealable judicial opinions and other governmental acts having the effect of law (collectively, “Applicable Law”).

Section 1.7“Landlord’s Address for Notice” means the following address, or such other place as Landlord may later designate in writing:

Wild Mustang Ventures LLC

2815 South Atlantic Avenue #506

Cocoa Beach, FL 32931

Section 1.8“Tenant’s Address for Notice” means the following address, or such other place as Tenant may later designate in writing, as permitted in this Lease:

BluSky AI Inc.

5330 S 900 E Ste 280

Murray, UT 84117

Attn: Trent D’Ambrosio

Section 1.9“Landlord Party” means Doug Smith, his assigns or any agent, or contractor of Landlord.

Section 1.10“Tenant Party” means BluSky AI Inc. any owner, officer, director, member, manager, shareholder, partner, employee, agent, or contractor of Tenant.

Section 1.11“Exhibits” means the exhibits listed below (“Exhibits”) attached to and incorporated in this Lease. In the event of any inconsistency between any term or provision of an Exhibit and this Lease, the terms and provisions of the Exhibit will control. The Exhibits to this Lease are:

Exhibit ADescription of the Land

ARTICLE 2
LEASE; USE

Section 2.1Land Lease. Subject to the terms and conditions of this Lease, Landlord leases the Land to Tenant, and Tenant leases the same from Landlord. Such lease will last for the Term, unless terminated sooner pursuant to the provisions of this Lease. This Lease may be extended or renewed, as described herein. .

Section 2.2No Warranty. Tenant specifically acknowledges and agrees that Tenant is solely responsible for evaluating the condition and suitability of the Land. Accordingly, the parties agree that, except as expressly set forth in this Lease, the Land, and such use, access, and other rights to the Land granted to Tenant pursuant to this Lease, are provided to Tenant “as is,” without any express or implied warranty including, without limitation, any warranty of condition, use, habitability, fitness for a particular purpose, or suitability for occupancy. Without limiting the generality of the foregoing, Landlord will not be responsible during the Term for the provision of any utility or service, including, without limitation, any water, electricity, or trash disposal.

Section 2.3Third-Party Agreements and Restrictive Covenants. Tenant acknowledges and agrees the Land may be subject to certain third-party agreements (“Third-Party Agreements”), as well as restrictive covenants, conditions, restrictions, easements, encumbrances, and instruments of record (“Restrictive Covenants”).

Section 2.4Development of Landlord’s Property. Landlord expressly acknowledges and understands that Tenant is currently seeking partners, investors, and others to help with and participate in the development, improvement, and use of Landlord’s Property.

Section 2.5Use. Tenant agrees to use the Land for the Allowed Use identified in Section 1.6 Tenant also agrees:

(a)At all times, Tenant’s use of the Land will comply in all material respects with or exceed the industry standards regarding the Allowed Use.

(b)Beginning on the Commencement Date and continuing until the end of the Term, Tenant will ensure that Tenant’s activities on and use of the Land complies with Applicable Law.

Section 2.6Quiet Possession. Subject to the other provisions of this Lease, Tenant will have quiet and peaceful possession of the Land during the Term, without hinderance or disturbance by Landlord.

Section 2.7Option to Purchase. Tenant will have a right to purchase the Land during the Term as set forth in a separate agreement (“Option to Purchase Agreement”).

ARTICLE 3
RENT; TERMINATION

Section 3.1Rent. Tenant agrees to pay Landlord the Base Annual Rent in a form and manner reasonably designated by Landlord, as follows:

(a)The Base Annual Rent is Ninety Thousand Dollars ($90,000.00) annually and will begin on the Effective Date and continue through the Term of this Agreement or until the Option to Purchase has been exercised. All Base Annual Rent will accrue until the Option to Purchase is exercised or this Agreement expires, except as described in Section 3.1 (b) below;

(b)The Landlord has the option to elect to take the part of or all of the current Base Annual Rent once the Tenant’s business is providing sufficient positive cash flow to cover the Rent expense.

Section 3.2Additional Rent. All costs, expenses, and obligations of every kind and nature relating to the Land that may arise during the Term will be Tenant’s sole and exclusive responsibility, including, without limitation, all costs, expenses, and obligations relating to the Land’s use, improvement, maintenance, or repair, as well as any taxes, utilities, or insurance costs relating to the Land. Tenant will pay, satisfy, or discharge the foregoing without demand or notice by Landlord. Any such costs, expenses, or obligations incurred by Landlord will be paid or discharged by Tenant as Additional Rent under this Lease within thirty (30) days.

Section 3.3Tenant’s Right to Terminate. Tenant may terminate this Lease as set forth herein. No termination or expiration of this Lease will relieve Tenant of any payment obligation that accrues or arises under this Lease prior to such termination, and Tenant will be required to perform those obligations regardless of the termination or expiration of the Lease.

ARTICLE 4
ALTERATIONS; LIENS

Section 4.1Alterations in General. Tenant may, at its sole cost and expense, make or cause to be made any change, addition, or improvement to the Land (“Alteration”), subject to (a) the rights of any party in any applicable Third-Party Agreement or Restrictive Covenant; and (b) Tenant’s compliance with the material terms of this Lease.

Section 4.2Construction. All construction or work on any Alteration must be performed by Tenant or a qualified, licensed, and insured professional. All construction or work regarding any Alteration must be done in a good and workmanlike manner, consistent with Applicable Law and industry standards (including, without limitation, any permitting requirements), and diligently prosecuted to completion.

Section 4.3Risk. Any Alteration to the Land will be made at Tenant’s sole expense and risk. Tenant will promptly, prior to the imposition of any lien against the Land, pay for all work and materials provided in connection with every Alteration. All Alterations and any work on an Alteration must comply with Applicable Law.

ARTICLE 5
INSURANCE

Section 5.1Insurance. At its sole expense, Tenant will keep insurance  in full force and effect throughout the Term in an amount Tenant determines.

Section 5.2Waiver of Subrogation. Notwithstanding anything set forth herein to the contrary, Landlord and Tenant each waive, and will cause their respective insurance carriers to waive, all rights to recover against each other, and any Landlord Party or Tenant Party, as applicable, for any loss or damage arising from any cause covered by any insurance carried by the waiving party to the extent of insurance proceeds actually received on account of such loss or damage, or which would have been received had the waiving party carried the insurance required under this Lease. This Section 5.2 will survive the termination of this Lease.

ARTICLE 6
HAZARDOUS MATERIALS

Section 6.1Environmental Law. Means all controlling environmental federal, state, and local statutes, regulations, ordinance, rules, and other governmental acts having the effect of law, including, without limitation, executive orders and final, non-appealable opinions.

Section 6.2Hazardous Materials. Means any substance, pollutant, contaminant, waste, by-product, constituent, or material that, now or in the future, (a) is defined, listed, or designated under any Applicable Law as toxic, a pollutant, a contaminant, or otherwise hazardous, (b) any substance, the presence of which on the Land is prohibited by Environmental Law, or (c) any other substance that, under Environmental Law, requires special handling in its collection, storage, treatment, or disposal.

Section 6.3Use of Hazardous Materials. Tenant will not store or use any Hazardous Materials on the Land without Landlord’s prior written consent. Additionally, Tenant will not use, store, generate, release, or dispose Hazardous Materials in, on, about, or from the Land in violation of Environmental Law, nor will Tenant knowingly allow the same.

Section 6.4Indemnification. Except to the extent caused by the gross negligence or willful misconduct of Landlord or any Landlord Party during the Term of this Lease, Tenant will indemnify, defend, and hold Landlord and all Landlord Parties harmless from and against all claims, losses, demands, liabilities, obligations, and expenses, including reasonable attorney’s fees, arising from or relating to (a) the breach of any Tenant obligation in Section 6.4, or (b) any Hazardous Substances that is, directly or indirectly, brought by Tenant onto the Land during the Term or permitted to be brought onto the Land by Tenant during the Term.

ARTICLE 7
MAINTENANCE; ACCESS

Section 7.1Tenant Maintenance. Tenant, at its sole expense and without prior demand, will maintain the Land (including, without limitation, all structures, improvements, fixtures, facilities, and rights of way thereon) in good order, condition, and repair, consistent with applicable industry standards, but with ordinary wear and tear, casualty, and condemnation excepted.

ARTICLE 8
INDEMNITY

Section 8.1Tenant’s Indemnification. Except to the extent caused by the gross negligence or willful misconduct of Landlord or any Landlord Party during the Term of this Lease, Tenant will indemnify, defend, and hold Landlord and all Landlord Parties harmless from and against all claims, losses, demands, liabilities, obligations, and expenses, including reasonable attorney’s fees, arising from or relating to (a) Tenant’s use or occupancy of the Land, or (b) the gross negligence or willful misconduct of Tenant, any Tenant Party, or any invitee of Tenant. This Section 8.1 will survive the termination of this Lease.

Section 8.2Landlord’s Indemnification. Except to the extent caused by the gross negligence or willful misconduct of Tenant or any Tenant Party during the Term of this Lease, Landlord will indemnify, defend, and hold Tenant and all Tenant Parties harmless from and against all claims, losses, demands, liabilities, obligations, and expenses, including reasonable attorney’s fees, arising from or relating to the gross negligence or willful misconduct of Landlord or any Landlord Party. This Section 8.2 will survive the termination of this Lease.

ARTICLE 9
CASUALTY; CONDEMNATION

Section 9.1Damage to the Land. Tenant will give Landlord prompt written notice if any part of the Land is damaged or destroyed by any casualty. Nothing in this Section 9.1 may be construed to create any obligation for Tenant to improve any part of the Land to a condition that is better than the condition in which it existed as of the Commencement Date.

Section 9.2Insurance Proceeds. All insurance proceeds shall be applied to the specific property, real or personal, determined by the party that purchased the insurance.

ARTICLE 10
DEFAULT; SURRENDER

Section 10.1Default by Tenant. Each of the following will constitute an “Event of Default” under this Lease:

(a) Tenant fails to perform any non-monetary term, condition, covenant, or obligation in this Lease that is applicable to Tenant, and Tenant does not cure its failure within thirty (30) days of its receipt of written notice by Landlord (or such longer time as may be reasonably necessary, so long as Tenant commences such cure within that 30-day period and diligently pursues it to completion).

(b) Tenant files a petition for bankruptcy, insolvency, reorganization, or arrangement under the bankruptcy laws of the United States or under any similar act of any state, or voluntarily takes advantage of any such law or act by answer or otherwise, or is dissolved, or makes an assignment for the benefit of creditors, or if involuntary proceedings under any such bankruptcy or insolvency law or for the dissolution of Tenant are instituted against Tenant, or if a receiver or trustee is appointed for the Land or for all or substantially all of Tenant’s property, and such proceedings are not dismissed or such receivership or trusteeship is not vacated within ninety (90) days after such institution or appointment.

ARTICLE 11
MISCELLANEOUS

Section 11.1Assignment; Subletting.

(a)Tenant may  assign this Lease or sublet any part of the Land without Landlord’s prior written consent.

(b)Landlord may not assign this Lease without Tenant’s prior written consent, provided that the proposed assignee agrees to assume, in writing, all of Landlord’s rights and obligations under this Lease.

Section 11.2Attorney Fees. If either party institutes any action or proceeding against the other party for any reason arising from or related to this Lease, the substantially prevailing party in such action or proceeding will be entitled to its reasonable attorney fees, costs, and expenses.

Section 11.3Force Majeure. If either party is delayed in, hindered in, or prevented from performing any obligation in this Lease related to the provision or maintenance of any utility or service, or the construction, maintenance, or repair of anything in the Land or the Property, because of any disease, strike, riot, insurrection, civil commotion, war, act of terrorism, official government acts, act of God, or other similar reason beyond the reasonable control of the delayed party, then that party’s performance of its obligation under this Lease will be excused for the period of the delay, and the period for that party’s performance will be extended for a time equivalent to the period of the delay.

Section 11.4No Waiver. No provision of this Lease may be waived, nor may there be any estoppel against the enforcement of any provision of this Lease, except by a writing signed by the party against whom the waiver or estoppel is sought. Without limiting the generality of the foregoing, none of Landlord’s acts or omissions may be considered a waiver of any of its rights or remedies, unless the waiver is in writing signed by Landlord, including, without limitation, any failure to insist on Tenant’s strict performance of a Tenant obligation, any failure to exercise a right or remedy under this Lease, or any acceptance of full or partial payment during an Event of Default.

Section 11.5Notice. All notices, consents, approvals, demands and similar communications permitted or required under this Lease must be in writing and delivered to the recipient’s address in Article 1, either by personal delivery or nationally recognized express delivery service (e.g., USPS, UPS, or FedEx, with a copy sent by e-mail). Either party may change its address or designate another addressee by written notice to the other party.

Section 11.6Captions; Attachments. The captions of any section in this Lease are for convenience only and may not be deemed relevant in resolving questions of construction or interpretation under this Lease. All exhibits identified in this Lease are incorporated into this Lease by this reference.

Section 11.7Recording. This Lease may not be recorded by either party in the records of any county clerk or recorder or any other public records, without the other party’s prior written consent.

Section 11.8Severability. Wherever possible, each provision of this Lease shall be interpreted in a way as to be effective and valid under Applicable Law, but if any provision of this Lease is prohibited by or invalid under Applicable Law, that provision will be ineffective to the extent of the prohibition or invalidity, without invalidating the remainder of the provision or any remaining provisions of this Lease.

Section 11.9Gender. Whenever applicable, masculine, feminine, and neutral pronouns will equally to another gender; the singular will include the plural and the plural will include the singular, and the word “person” will include any corporation, firm, association, or similar entity.

Section 11.10Provisions Binding. Except as otherwise set forth herein, all provisions of this Lease will inure to the benefit of and bind the parties, and their legal representatives, successors, and assigns.

Section 11.11Entire Agreement. This Lease and all exhibits constitute the parties’ entire agreement on the subject matter described herein, and a complete merger of any prior conversations or writings. No subsequent amendment to this Lease will be binding upon Landlord or Tenant unless made in writing and signed by both parties. The submission of this Lease for examination does not constitute an option to the Land, and this Lease becomes effective as a lease only upon execution and delivery thereof by Landlord to Tenant.

Section 11.12Governing Law; Jurisdiction. The interpretation of this Lease will be governed by the laws of the State of Utah, without regard to conflicts of law principles. Each party irrevocably consents to the jurisdiction of any state or federal court of competent jurisdiction in the state in which the Land is located.

Section 11.13Waiver of Trial by Jury. LANDLORD AND TENANT EACH, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY KNOWINGLY, WILLINGLY AND INTENTIONALLY WAIVE TRIAL BY JURY IN ANY ACTION OR PROCEEDING BROUGHT BY EITHER PARTY AGAINST THE OTHER, FOR ANY MATTER ARISING OUT OF OR RELATING TO THIS LEASE.

Section 11.14No Construction against Preparer. Each party has reviewed and understands this Lease, and each party has had a full opportunity to negotiate its terms and consult with counsel of the party’s own choosing. The parties expressly waive all applicable common law and statutory rules of construction that any provision of this Lease should be construed against the Lease’s drafter, and they agree this Lease and any amendments will be construed as a whole, according to the fair meaning of the language used.

Section 11.15Counterparts; Electronic Signatures. This Lease may be executed and delivered in counterparts for the parties’ convenience, each of which will be deemed an original and all of which, when taken together, will constitute one and the same agreement. Signatures to transmitted by facsimile transmission or similar electronic means, as well as electronic signatures using reputable software, will be valid and effective to bind the signing party.

Section 11.16Time of Essence. TIME IS OF THE ESSENCE WITH RESPECT TO ALL PROVISIONS OF THIS LEASE.

Section 11.17Brokers. Each party represents and warrants to the other that it has not dealt with or engaged in any broker or agent in connection with the transactions described in this Lease.

IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease on the date first set forth above

LANDLORD		TENANT
Wild Mustang Ventures LLC		Blue Sky AI, Inc.

By:	/s/ Doug Smith	By:	/s/ Trent D’Ambrosio
		Name:	Trent D'Ambrosio
		Title:	CEO